UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)           March 17, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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

Item 5.           Other Events

     On March 17, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's CFO Establishes 10b5-1 Plan." The release contained the following information.

                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109

                     Applebee's CFO Establishes 10b5-1 Plan

Overland Park, Kan., March 17, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today announced that Steve Lumpkin, chief financial officer and director, has established a plan to manage the exercise and sale of certain non-qualified stock options.

The plan expires August 30, 2005, unless terminated earlier by Lumpkin. The plan is in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 allows employees, at a time when they are not in possession of material nonpublic information, to adopt written plans to sell shares on a regular basis, regardless of any subsequent nonpublic information they may receive, or the price of the stock at the time of the sale.

Under the plan, beginning in April 2004, Lumpkin will exercise a certain number of non-qualified stock options once each month if the closing price of Applebee's common stock is a specified amount above the lowest exercise price of his vested non-qualified stock options. Lumpkin currently holds vested non-qualified stock options to acquire 155,125 common shares. At the March 16, 2004 closing stock price, all exercisable non-qualified options would be included in the company's diluted earnings per share.

The company's executive compensation committee has adopted stock ownership guidelines for the executive officers of the company. Lumpkin is currently required to own at least three times his annual base salary in company stock. Lumpkin's ownership currently exceeds this guideline. The plan announced today does not impact his ownership of these shares. It is Lumpkin's intent to add to his Applebee's ownership position each year.

Lumpkin indicated that he is adopting the plan in order to gradually diversify his holdings and to minimize the market effect of such sales by spreading them over a more extended period than the traditional trading "window" allows.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,598 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                      # # #



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     APPLEBEE'S INTERNATIONAL, INC.
                                     (Registrant)
Date: March 17, 2004             By:
     --------------------            ----------------------------------
                                     Steven K. Lumpkin
                                     Executive Vice President and
                                     Chief Financial Officer





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